Exhibit 99.1

TriplePoint Venture Growth BDC Corp. Announces Record $0.55 Net Investment Income per Share and

19.9% Weighted Average Annualized Portfolio Yield for the Second Quarter

Declares Third Quarter 2017 Distribution of $0.36 per Share

Menlo Park, Calif., August 8, 2017 — TriplePoint Venture Growth BDC Corp. (NYSE: TPVG) (the “Company,” "TPVG," “we,” “us,” or “our”), the leading financing provider to venture growth stage companies backed by a select group of venture capital firms in the technology, life sciences and other high growth industries, today announced its financial results for the second quarter of 2017.  TPVG also declared a third quarter 2017 distribution of $0.36 per share.

Second Quarter 2017 Highlights:

•	Total investment income of $15.7 million, or $0.98 per share
•	Net investment income of $8.8 million, or $0.55 per share
•	Net increase in net assets resulting from operations of $7.9 million, or $0.50 per share
•	Quarterly increase in net asset value of $0.14 per share to $13.52
•	19.9% weighted average annualized portfolio yield on debt investments for the second quarter
•	Signed $143.9 million of new term sheets and closed $106.0 million of new debt commitments to venture growth stage companies
•	Funded $56.9 million in debt investments and $1.0 million in equity investments to seven portfolio companies
•	Received $129.5 million of repayments and prepayments from five portfolio companies
•	Declared a third quarter distribution of $0.36 per share, payable on September 15, 2017; bringing total distributions to $5.18 per share since IPO
•

Subsequent to second quarter, raised approximately $72.3 million of net proceeds from the issuance of 5.75% notes due 2022 (NYSE: TPVY), and exercised option to redeem $54.6 million of 6.75% notes due 2020 (NYSE: TPVZ)

Year-To-Date 2017 Highlights:

•	Total investment income of $30.0 million, or $1.88 per share
•	Net investment income of $16.8 million, or $1.05 per share
•	Signed $192.7 million of term sheets and closed $143.0 million of new debt commitments to venture growth stage companies
•	Funded $72.3 million in debt and equity investments to twelve portfolio companies
•	Received $182.8 million of repayments and prepayments from seven portfolio companies
•	Paid $11.5 million of distributions, or $0.72 per share

“Our unique venture growth lending model delivered a record portfolio yield as well as a 17% return on average equity and a 10% return on average assets, based on NII,” said Jim Labe, chairman and chief executive officer of TPVG.  “Given our signed term sheets, outstanding commitments, and portfolio quality, we are poised for a strong finish for the year.”

“We are well-positioned to capture the global demand for venture lending that we see in the marketplace,” said Sajal Srivastava, president and chief investment officer of the Company. “The attractive risk-adjusted returns we continue to deliver to TPVG stockholders reflect our underwriting discipline as well as our focus on venture growth stage companies backed by a select group of venture capital investors.”

Portfolio and Investment Activity

During the second quarter of 2017, the Company entered into $106.0 million of new commitments, funded nine debt investments totaling $56.9 million of principal, funded two equity investments totaling $1.0 million and acquired warrants valued at $1.3 million.

The new debt investments funded during the quarter had a 14.8% weighted average annualized portfolio yield at origination. The Company had debt repayments and prepayments of $129.5 million during the quarter, resulting in a weighted average annualized portfolio yield on debt investments for the second quarter of 19.9%. The Company calculates weighted average portfolio yield as the annualized rate of the interest income recognized during the period divided by the average amortized cost of debt investments in the portfolio at the beginning of each month in the period.1

As of June 30, 2017, the Company held 44 debt investments with 16 companies and 38 warrant and equity investments with 33 companies.  The total cost and fair value of these investments were $251.2 million and $253.8 million, respectively.  Total portfolio investment activity for the three and six months ended June 30, 2017 and 2016 was as follows:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(dollars in thousands)	2017	2016	2017	2016
Beginning portfolio at fair value	$328,408	$282,757	$374,311	$271,717
New debt investments	54,727	21,910	66,489	77,273
Principal payments from debt investments	(2,734)	(1,504)	(4,660)	(4,118)
Early principal prepayments and repayments	(129,500)	(1,298)	(182,774)	(31,115)
Accretion of debt investment fees	1,059	1,730	(138)	2,525
Payment-in-kind coupon	573	328	890	968
New warrants	1,244	683	1,401	1,343
New equity investments	999	—	3,399	—
Proceeds from the sale of investments	(74)	—	(74)	(7)
Net realized (losses) on investments	(1,714)	(21,336)	(3,395)	(21,987)
Net change in unrealized gains (losses) on investments	816	16,379	(1,645)	3,050
Ending portfolio at fair value	$253,804	$299,649	$253,804	$299,649

Signed Term Sheets

During the second quarter of 2017, TriplePoint Capital LLC (“TPC”) entered into $143.9 million of non-binding term sheets to venture growth stage companies.  These opportunities are subject to underwriting conditions including, but not limited to, the completion of due diligence, negotiation of definitive documentation and investment committee approval, as well as compliance with TPC’s allocation policy.  Accordingly, there is no assurance that any or all of these transactions will be completed or assigned to the Company, even though the Company is the primary vehicle through which TPC focuses its venture growth stage business.

Debt Investment Commitments

As of June 30, 2017, the Company’s unfunded commitments totaled $146.5 million, of which $25.0 million is dependent upon customers reaching certain milestones.  Of the $146.5 million of unfunded commitments, $36.1 million will expire during 2017, $75.4 million will expire during 2018 and $35.0 million will expire during 2019, if not drawn prior to expiration.  Since these commitments may expire without being drawn, unfunded commitments do not necessarily represent future cash requirements or future earning assets for the Company.

Results of Operations

For the second quarter of 2017, total investment and other income was $15.7 million, as compared to $9.4 million for the second quarter of 2016, resulting in a weighted average annualized portfolio yield of 19.9% during the second quarter of 2017, as compared to 13.2% for the second quarter of 2016. For the six months ended June 30, 2017, the Company’s total investment and other income was $30.0 million, as compared to $20.5 million for the six months ended June 30, 2016, representing a weighted average annualized portfolio yield on its debt investments of 18.2% during the six months ended June 30, 2017 as compared to 14.4% during the six months ended June 30, 2016.

Operating expenses for the second quarter of 2017 were $6.9 million as compared to $4.4 million for the second quarter of 2016.  Operating expenses for the second quarter of 2017 consisted of $2.2 million of interest expense and amortization of deferred credit

[1]

The Company’s weighted average annualized portfolio yield on debt investments may be higher than an investor’s yield on an investment in shares of its common stock. The weighted average annualized portfolio yield on debt investments does not reflect operating expenses that may be incurred by the Company. In addition, the Company’s weighted average annualized portfolio yield on debt investments disclosed above does not consider the effect of any sales commissions or charges that may be incurred in connection with the sale of shares of its common stock.

facility costs, $1.7 million of base management fees, $2.0 million of income incentive fees, $0.3 million of administration agreement expenses and $0.7 million of general and administrative expenses.  Operating expenses for the second quarter of 2016 consisted of $1.9 million of interest expense and amortization of deferred credit facility costs, $1.3 million of base management fees, $0.4 million of administration agreement expenses and $0.8 million of general and administrative expenses. The Company’s operating expenses were $13.2 million and $8.8 million for the six months ended June 30, 2017 and 2016, respectively.

For the second quarter of 2017, the Company recorded net investment income of $8.8 million, or $0.55 per share, as compared to $5.0 million, or $0.30 per share for the second quarter of 2016. Net investment income for the six months ended June 30, 2017 was $16.8 million, or $1.05 per share compared to $11.7 million, or $0.72 per share during the six months ended June 30, 2016.

During the second quarter of 2017, the Company recorded net realized losses of $1.7 million, or $(0.11) per share, as compared to net realized losses of $21.3 million, or $(1.31) per share, for the second quarter of 2016. Net unrealized gains for the second quarter of 2017 were $0.8 million, or $0.05 per share. This compares to net unrealized gains of $16.4 million, or $1.01 per share, for the second quarter of 2016. The Company’s net realized and unrealized losses were $5.1 million and $18.9 million for the six months ended June 30, 2017 and 2016, respectively.

The Company’s net increase in net assets resulting from operations for the second quarter of 2017 was approximately $7.9 million, or $0.50 per share, as compared to a net increase in net assets of $3 thousand, or $0.00 per share, for the second quarter of 2016. For the six months ended June 30, 2017, the Company’s net increase in net assets resulting from operations was approximately $11.7 million, or $0.73 per share, as compared to a $7.3 million net decrease in net assets, or $(0.45) per share, for the six months ended June 30, 2016.

Credit Quality

The Company maintains a credit watch list with borrowers placed into one of five categories, where Clear, or 1, is the highest rating and all new loans are initially assigned a rating of White, or 2.  As of June 30, 2017, the weighted average investment ranking of the Company’s debt investment portfolio was 2.06, as compared to 1.94 at the end of the prior quarter.  Additional information regarding our credit rating methodology is detailed in our Form 10-Q for the three months ended June 30, 2017.

The following table shows the credit rankings for the Company’s debt investments at fair value as of June 30, 2017 and as of March 31, 2016.

	As of June 30, 2017			As of March 31, 2017
(dollars in thousands) Category	Fair Value	Percentage of Debt Investment Portfolio	Number of Portfolio Companies	Fair Value	Percentage of Debt Investment Portfolio	Number of Portfolio Companies
Clear (1) – High	$ 38,711	16.4%	2	$ 95,820	30.7%	4
White (2)	155,609	66.0	11	152,233	48.6	10
Yellow (3)	29,777	12.6	1	53,043	16.9	2
Orange (4)	11,802	5.0	2	11,955	3.8	2
Red (5) - Low	—	—	—	—	—	—
	$ 235,899	100.0%	16	$ 313,051	100.0%	18

Net Asset Value

As of June 30, 2017, the Company’s net assets were $216.5 million, or $13.52 per share, as compared to $213.9 million, or $13.38 per share, as of March 31, 2017.

Liquidity and Capital Resources

As of June 30, 2017, the Company had total cash of $83.5 million, with available capacity of $140.0 million under its revolving credit facility.  As of June 30, 2017, the Company had short term investments with a fair value of $89.9 million, consisting of U.S. Treasury bills that the Company sold on July 5, 2017.  Subsequent to the end of the second quarter, the Company raised approximately $72.3 million of net proceeds from the issuance of 5.75% notes due 2022 (NYSE: TPVY) and exercised its option to redeem $54.6 million of 6.75% notes due 2020 (NYSE: TPVZ).

Distribution

The Company’s board of directors declared a quarterly distribution of $0.36 per share for the third quarter of 2017 payable on September 15, 2017, to stockholders of record as of August 31, 2017.

Subsequent Events

Since June 30, 2017:

•	The Company funded $19.5 million in new investments
•	TPC’s direct originations platform entered into $115.0 million of additional non-binding signed term sheets with venture growth stage companies
•	The Company received $1.8 million in prepayments
•

The Company completed a public offering of approximately $74.8 million in aggregate principal of 5.75% notes due July 15, 2022 (NYSE: TPVY), which includes a full exercise of the underwriters’ overallotment option  for net proceeds of approximately $72.3 million, after deducting underwriting discounts and other expenses

•	The Company exercised its option to redeem, in full, $54.6 million of its 6.75% public notes due in 2020 (NYSE: TPVZ)
•	The Company announced the appointment of Andrew J. Olson as its Chief Financial Officer, to be effective August 10, 2017

Conference Call

The Company will host a conference call at 5:00 p.m. Eastern time today, August 8, 2017, to discuss its financial results for the second quarter ended June 30, 2017.  To listen to the call, investors and analysts should dial 1 (866) 652-5200 (domestic) or 1 (412) 317-6060 (international) and ask to join the TriplePoint Venture Growth call. Please dial in at least five minutes before the scheduled start time. A replay of the call will be available through September 8, 2017, by dialing 1 (877) 344-7529 or 1 (412) 317-0088 (international) and entering conference ID 10111102 . The conference call also will be available via a live audio webcast in the investor relations section of the Company’s website, http://www.tpvg.com.  An online archive of the webcast will be available on the Company’s website for 30 days after the call.

About TriplePoint Venture Growth BDC Corp.

The Company serves as the primary financing source for the venture growth stage business segment of TriplePoint Capital LLC, the leading global provider of financing across all stages of development to technology, life sciences and other high growth companies backed by a select group of venture capital firms. The Company’s investment objective is to maximize its total return to stockholders primarily in the form of current income and, to a lesser extent, capital appreciation by primarily lending with warrants to venture growth stage companies. The Company is an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. More information is available at http://www.tpvg.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements. Forward-looking statements are not guarantees of future performance, condition or results and involve a number of substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. Words such as "anticipates," "expects," "intends," "plans," "will," "may," "continue," "believes," "seeks," "estimates," "would," "could," "should," "targets," "projects," and variations of these words and similar expressions are intended to identify forward-looking statements. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Investor Relations and Media Contact

Abernathy MacGregor Group

Alan Oshiki / Trevor Martin

212-371-5999 / 415-926-7961

aho@abmac.com / trm@abmac.com

TRIPLEPOINT VENTURE GROWTH BDC CORP

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(in thousands, except per share data)

	June 30, 2017	December 31, 2016
Assets	(unaudited)
Investments at fair value (amortized cost of $251,254 and $370,116, respectively)	$ 253,804	$ 374,311
Short-term investments at fair value (cost of $89,955 and $39,990, respectively)	89,943	39,990
Cash	12,284	7,776
Restricted cash	71,187	7,702
Deferred credit facility costs and other assets	3,377	4,443
Total Assets	430,595	434,222

Liabilities
Revolving credit facility payable	60,000	115,000
2020 Notes, net	53,477	53,288
Payable for U.S. Treasury bill assets	89,955	39,990
Other payables, accrued expenses, and liabilities	10,630	10,081
Total Liabilities	214,062	218,359

Net Assets	$ 216,533	$ 215,863

Preferred stock, par value $0.01 per share (50,000 shares authorized; no shares issued and outstanding as of June 30, 2017 and December 31, 2016)	$ —	$ —
Common stock, par value $0.01 per share (450,000 shares authorized; 16,018 and 15,981 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively)	160	160
Paid-in capital in excess of par value	232,004	231,518
Undistributed net investment income	6,261	1,025
Accumulated net realized losses on investments	(24,430)	(21,035)
Accumulated net unrealized gains on investments	2,538	4,195
Net Assets	$ 216,533	$ 215,863

Net Asset Value per Share	$ 13.52	$ 13.51

TRIPLEPOINT VENTURE GROWTH BDC CORP

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
Investment Income
Interest income from investments	$14,499	$9,282	$28,751	$20,007
Other income	1,183	123	1,235	477
Total investment and other income	15,682	9,405	29,986	20,484

Operating Expenses
Base management fee	1,666	1,335	3,238	2,700
Income incentive fee	1,981	—	3,454	—
Capital gains incentive fee	—	—	—	—
Interest expense and amortization of fees	2,150	1,903	4,555	3,697
Administration agreement expenses	338	398	712	795
General and administrative expenses	716	811	1,277	1,606
Total Operating Expenses	6,851	4,447	13,236	8,798

Net investment income	8,831	4,958	16,750	11,686

Net realized and unrealized gains (losses) on investments
Net realized (losses) on investments	(1,714)	(21,336)	(3,395)	(21,987)
Net change in unrealized gains (losses) on investments	804	16,381	(1,657)	3,047
Net realized and unrealized gains (losses) on investments	(910)	(4,955)	(5,052)	(18,940)

Net Increase (Decrease) in Net Assets Resulting from Operations	$7,921	$3	$11,698	$(7,254)

Basic and diluted net investment income per share	$0.55	$0.30	$1.05	$0.72
Basic and diluted net increase (decrease) in net assets per share	$0.50	*	$0.73	$(0.45)
Basic and diluted weighted average shares of common stock outstanding	16,000	16,289	15,991	16,295

_______________

*	Less than $0.005

WEIGHTED AVERAGE PORTFOLIO YIELD ON DEBT INVESTMENTS

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016

Weighted average portfolio yield on debt investments	19.9%	13.2%	18.2%	14.4%
Coupon income	10.6%	10.1%	10.3%	10.3%
Net amortization and accretion of premiums and discounts	0.6%	0.8%	0.7%	0.8%
Net accretion of end-of-term payments	1.8%	2.3%	1.7%	2.6%
Impact of prepayments	6.9%	0.0%	5.5%	0.7%

Weighted average portfolio yield on debt investments for periods shown are the annualized rate of the interest income recognized during the period divided by the average amortized cost of debt investments in the portfolio at the beginning of each month in the period.